CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference in this Registration Statement on Form N-1A (the ‘‘Registration Statement’’) for Fixed Income SHares: Series H (a fund of the Fixed Income SHares Funds) to us under the heading ‘‘Independent Registered Public Accounting Firm’’ in such Registration Statement.

PricewaterhouseCoopers LLP
Kansas City, Missouri
March 19, 2007